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                                                                    EXHIBIT 10.8

                                   AGREEMENT

     made and executed in Jerusalem on __________________, 1995 between:  INTERAD (1995) LTD.
          of 5 Kiryst Mada Street, Mar Notevim, Jerusalem
          ("INTERAD")
                                             of the first part;

and:      NIRBARKAT HOLDINGS LTD.
          ..............................
          ("Nir")

          ELIBARKAT HOLDINGS LTD.
          ..............................
          ("Eli")

          YUVAL 63 HOLDINGS (1995) LTD.
          ..............................
          ("Yuval")

          (Nir, Eli and Yuval are collectively referred to in this agreement as "BRB")
                                        of the second part;

and       Lier Nasa
          ..............................
          ("Lior")
                                        of the third part;

and       Iftah Sneh
          ..............................
          ("Iftah")
                                        of the fourth part.

WHEREAS the parties to this Agreement wish to cooperate for the purpose of carrying out projects, research and development relating to the field of utilizing the Internet and similar media for broadcasting information such as advertising to clients (the "Field"); and

WHEREAS the parties wish to carry out this cooperation through INTERAD, which will conduct the research and development in the Field and will



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          thereafter seek commercially to exploit the results of the projects;
          and

WHEREAS the parties wish to formalize the terms and conditions with respect to their investments in INTERAD, their duties and the relationship among themselves concerning the management of INTERAD;


                     THE PARTIES THEREFORE AGREE, REPRESENT
                            AND COVENANT AS FOLLOWS:

1.   Preamble and Exhibits

     1.1 The preamble to this Agreement constitutes an integral part hereof and forms part of its conditions.

     1.2 All of the exhibits that are appended to this Agreement constitute an integral part hereof.

2.   Representatives and Covenants of Lior and Iftah

     Each of Lior and Iftah represents, warrants and covenants as to himself as follows:

     2.1 He possesses know-how, experience, ability and expertise in the Field, and he further possesses appropriate know-how and talent to attain the objective of INTERAD, as specified in this Agreement.

     2.2 The title to every intellectual property and other right held by him in the Field will be fully conveyed to INTERAD, and no third party has any claim or contention with respect to any such right.

     2.3 To the best of his knowledge (i) there is no provision of law or contract that prevents his from entering into this Agreement and performing his obligations hereunder, and (ii) no third party has any claim or contention against him with respect to his activities in the Field.

     2.4 He will dedicate all of his time and effort to fulfilling his responsibilities with INTERAD,



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          and he will not engage in any other work so long as he is employed by
          INTERAD.

     2.5 Any invention or development by him anywhere in the world, in the Field, for so long as he is a shareholder or employee of INTERAD and for a period of two years after he ceases to be a shareholder or employee (whichever is the latter to occur), shall be the property of INTERAD.

     2.6 He shall not be entitled to any royalty or income for any of his inventions or developments in the Field, which he invents or develops during the period that he is a shareholder or employee of INTERAD and for a period of two years after he ceases to be a shareholder or employee (whichever is the latter to occur), and any royalty or income to which he would otherwise be entitled shall be the property of INTERAD.

3.   Representations and Covenants of BRB

     Each of Nir, Eli and Yuval represents, warrants and covenants, jointly and severally, as follows:

     3.1 The officers of BRB have know-how and talent with respect to the development of software products and the formation of contacts with suitable marketing entities, and consequently BRB has the ability to perform its obligations under this Agreement.

     3.2 To the best of its knowledge (i) there is no provision of law or contract that prevents any member of BRB from entering into this Agreement and performing its obligations hereunder, and (ii) no third party has any claim or contention against any of them with respect to their activities in the Field.

     3.3 They will dedicate appropriate time, effort, talent and contacts to advance the interests or INTERAD.

     3.4 Any invention or development of any member of BRB anywhere in the world, in the Field, shall be the property of INTERAD. This section shall not include any prior inventions or



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               developments used in connection with other products marketed or owned by BRB, BRM Technologies Ltd. ("BRM") or any entity affiliated with them.

     4.   Objective of INTERAD

          The objective of INTERAD shall be to engage in research and development projects in the Field and their commercial exploitation. INTERAD shall also engage in any other activity approved at a general assembly of shareholders by the vote of the holders of 75% of INTERAD's shares.


     5.   Documents of Incorporation

          In any case of conflict between the documents of incorporation of INTERAD and the provisions of this Agreement, the provisions of this Agreement shall govern.

     7.   Capitalization of INTERDAD

          7.1 Immediately after the execution of this Agreement, the shares of INTERAD will be allotted to the parties to this Agreement in the following manner:

                    624,800 Preferred Shares of NIS 0.01 nominal value each shall be allotted Nir against payment of their nominal value.

                    624,800 Preferred Shares of NIS 0.01 nominal value each shall be allotted Eli, against Payment of their nominal value.

                    624,800 Preferred Shares of NIS 0.01 nominal value each shall be allotted Yuval, against payment of their nominal value.

                    192,00 Ordinary Shares of NIS 0.01 nominal value shall be allotted to Lior, against payment of their nominal value.

                    192,000 Ordinary shares of NIS 0.01 nominal value each shall be allotted to Iftah, against payment of their nominal value.



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               In addition, BRB will have the exclusive discretion to instruct
               INTERAD to allot Ordinary Shares of INTERAD and options to purchase Ordinary Shares of INTERAD to any person whatsoever. Such allotments will not cumulatively exceed ____________ Ordinary Shares (including options to purchase Ordinary Shares).

          7.2 Upon a resolution approved by the holders of at least 75% of INTERAD's shares, a number of Ordinary Shares of NIS 0.01 nominal value each accounting to no more than ___________, shall be allotted to additional key employees of INTERAD, upon such employees' agreeing to be bound by all of the terms of this Agreement. The allotments described in the preceding sentence and every allotment thereafter will dilute the parties' shareholdings in INTERAD on a pro rata basis.

          7.3 The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred and Ordinary Shares of INTERAD, are as set forth in the Articles of Association of INTERAD.

          7.4  The Shares to be allotted to Lior and Iftah pursuant to Section
               7.1 shall be deposited in trust with ________ (the "Trustee") together with stock transfer deeds, executed in blank by each of Lior and Iftah with respect to the shares allotted to him. The following vesting provisions shall apply to each of Lior and Iftah (an "Eligible Employee") with respect to the shares allotted to him:

               7.4.1 If an Eligible Employee is employed by INTERAD on the date that is six months following the commencement of his employment with INTERAD, the Trustee shall deliver to such Eligible Employee a number of Ordinary Shares equal to 25% of the Ordinary Shares allotted to him pursuant to Section 7.1 above. In the event that an Eligible Employee is not still employed by INTERAD on such date, than all of the shares that were allotted



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               to him pursuant to Section 7.1 above shall be converted into deferred shares.

     7.4.2 If an Eligible Employee is employed with INTERAD on or subsequent to the first anniversary of his employment with INTERAD, the Trustee shall deliver to such Eligible Employee an additional number of Ordinary Shares equal to 25% of the Ordinary Shares allotted to him pursuant to Section 7.1 above. In the event that an Eligible Employee is employed by INTERAD on or subsequent to the date that is six months following the commencement of his employment with INTERAD but not on the first anniversary of his employment with INTERAD, then:

               (A) the Trustee shall deliver to him a number of Ordinary Shares equal to (x) the number of whole months, if any, that he was employed by INTERAD after the date that is six months following the commencement of his employment with INTERAD, multiplied by (y) 4.16% of the Ordinary Shares allotted to him pursuant to Section 7.1 above; and

               (B) the balance of the Ordinary Shares allotted to him pursuant to Section 7.1 above but not previously delivered to him shall be converted into deferred shares.

     7.4.3 After the first anniversary of his employment, en Eligible Employee shall have the right, at any time, to receive a number of Ordinary Shares equal to (x) the number of whole months, if any, that the Eligible Employee was employed by INTERAD after the first anniversary of his employment with INTERAD, multiplied by
               (y) 4.16% of the Ordinary Shares allotted to him pursuant to
               Section 7.1 above subject to the service of a


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               written notice signed by him to this effect. The trustee shall deliver the shares to the Eligible Employee within 14 days from the date of receipt such notice.

               Subject to subsection 7.4.4 below, if an Eligible Employee's employment is terminated before the second anniversary of his employment, the Eligible Employee will be entitled to shares under subsection 7.4.3 above only, and any outstanding Shares allocated to him pursuant to Section 7.1 above shall be converted into deferred shares.

     7.4.4 Notwithstanding the provisions of Sections 7.4.2 and 7.4.3 above, if an Eligible Employee is terminated for cause (defined as a material breach by the Eligible Employee of his obligations to INTERAD; the failure or refusal of the Eligible Employee satisfactorily to perform any of his duties to INTERAD; willful selfessance or gross negligence by the Eligible Employee in the performance of his duties to INTERAD; the commission by the Eligible Employee of a felony; or the perpetration by the Eligible Employee of a dishonest act against INTERAD or any subsidiary or affiliated company of INTERAD), any of his Ordinary Shares then held by the Trustee shall immediately be converted into deferred shares and his entitlement to such shares shall automatically cease.

               Until the shares allotted to an Eligible Employee pursuant to section 7.1 above are released from trust, an Eligible Employee will have the right to instruct the Trustee to exercise the rights annexed to such shares in his sole discretion.


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     7.5  INTERAD shall not issue shares otherwise than with the consent of the holders of at least 75% of the shares of INTERAD.

8.   Transfer of Shares

     8.1 For a period of three years following the execution of this Agreement or until the full repayment of the BRB loan pursuant to Section 13 below, whichever is earlier, the parties shall not be entitled to transfer their shares in INTERAD.

     8.2 Subject to the provisions of Section 8.1, if a shareholder wishes to sell or otherwise transfer any or all of his shares in INTERAD (the "Selling Party") he shall be required to offer the shares that he wishes to transfer (the "Offered Shares") to the other shareholders of INTERAD, pro rata to their respective interests in INTERAD. The Selling Party shall send the other shareholders a written offer in which he shall specify the price and payment terms that he is proposing (the "Offer").

     8.3 Any of the other shareholders who wishes to purchase the Offered Shares shall notify the Selling Party of his agreement to purchase all of the Offered Shares contained in the Offer within 30 days of receipt of the Offer.

     8.4 If any of the other shareholders declines to purchase the Offered Shares, declines to purchase the Offered Shares upon the terms specified in the Offer or does not respond to the Offer within 30 days of receipt, the Selling Party shall so notify all of the other shareholders and they shall be entitled to purchase any remaining shares within 7 days in accordance with the Offer, pro rata to their respective interests in INTERAD or otherwise as may be agreed among them. If the Offer specifies that it is contingent upon the purchase of all of the Offered Shares, the Selling Party shall be entitled to refuse to transfer the shares pursuant to the Offer if there is only a partial response to the Offer.

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8.5  If there remain any shares that have not been acquired by the shareholders as specified above, the Selling Party may sell such shares to a third party on the terms of the Offer or at a price that is higher than that specified in the Offer and on payment terms that are no more favorable to the purchaser, within 90 days of the expiration of the period specified in
     Section 8.4 above.

8.6 If the shares are sold to a third party in such manner, INTERAD shall be required to approve the transfer of the shares, provided that the transfer is in accordance with the terms contained in the Offer, and further provided that the transferee of the shares is not a competitor or potential competitor with the business of INTERAD and shall execute this Agreement as though it were one of the original parties hereto.

8.7 If any or all of the other shareholders agree to purchase the Offered Shares on the terms specified in the Offer, the Offered Shares shall become the property of such other shareholders who responded to the Offer, pro rata to their respective interests in INTERAD, against payment of the consideration as specified in the Offer.

8.8 The provisions of subsections 8.1 through 8.7 shall not apply to transfers of shares between Lior and Iftah; between Lior or Iftah and a company that is wholly controlled by Lior or Iftah; among Nir, Eli and Yuval; between Nir, Eli or Yuval and a company that is wholly controlled by any or Nir, Eli or Yuval; between Nir, Eli or Yuval and BRM (or any wholly-controlled subsidiary or BRM); or between BRB and any of its professional advisors. In addition, upon the death of Lior or Iftah, any shares that have been distributed to him by the Trustee may be transferred to his legal heirs. Any transfer described in this section shall be permitted, provided that every new shareholder accepts the obligations of the transferor pursuant to this Agreement.


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9.   Board of Directors of INTERAD

     9.1 The number of members of the Board of Directors of INTERAD shall be determined by an ordinary resolution of the general assembly of the shareholders of INTERAD.

     9.2 The directors of INTERAD shall be appointed and not elected. The holder or holders of each 10% of the Shares of INTERAD will have the right to appoint one-tenth of the number of Directors of INTERAD (but in any event at least one director), to dismiss him and to appoint a replacement. The appointment or dismissal of a director shall be by means of the delivery of a written notice to the registered office of INTERAD.

     9.3 A director appointed by BRB shall be appointed the Chairman of the Board of Directors. The Chairman of the Board of Directors shall not have an additional or casting vote on the Board.

     9.4 The day to day management of INTERAD shall be the responsibility of the General Manager of INTERAD, who shall be appointed to his position for a term of one year. The appointment shall be made by the Board of Directors of INTERAD. ___ shall be appointed as the first General Manager of INTERAD.

          The authority of the General Manager, his role, his responsibility and the terms of his employment shall be determined by the Board of Directors of INTERAD.

     9.5 In each case of a tie vote on the Board of Directors of INTERAD, the matter as to which no decision was reached shall be brought for debate to a general assembly of the shareholders of INTERAD.

10.  Registered Office

     INTERAD's registered office and place of business shall be located in care of BRM Technologies Ltd., Kiryst Mada, Mar Notavim, Jerusalem, unless and until Lior, Iftah and the other employees hired

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     pursuant to Section 7.2 determine to move the location of INTERAD to the
     Tel-Aviv area.

11.  Signature Rights

     The signature of an executive officer of INTERAD together with the signature of any one of the individuals designated by BRB, and together with the corporate stamp or next to the printed name of INTERAD, shall bind INTERAD in all respects.

12.  Expenses of the Registration of INTERAD

     The expenses of the registration of INTERAD shall be deemed BRB loans to INTERAD; BRB shall be entitled to the repayment of such loans on such terms as they shall determine.

13.  Financing and Investments

     13.1 BRB undertakes that, after the incorporation of INTERAD, BRB shall make available to INTERAD, by means of shareholder loans or any other means chosen by BRB in its sole discretion, including by means of providing security for loans to be taken by INTERAD, financing in New Israeli Shekels that is equivalent to up to US$500,000 (not including the amounts specified in Section 16.2), based on the representative rate of exchange of the United States dollar as published by the Bank of Israel at the time of each funding. The amount shall be paid within one year of the execution of this Agreement, at such times as shall be agreed between the parties.

     13.2 The parties agree that beginning at such time as INTERAD shall have cumulative revenues of $5 million, the BRB shareholder's loan shall be repaid at the rate of 2.5% of each subsequent dollar of revenue and any security that BRB may have provided shall be released at such rate.

          The repayment of the shareholder loans shall be made together with the addition of linkage differentials based on the difference in the consumer price index from the date of the making of the loan until its repayment (based on the index known at the time of the making

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            of the loan or any portion thereof, as the case may be, and the index at the time of repayment of the loan or any portion thereof, as the case may be), without interest.

      13.3 To the extent that INTERAD requires minimum capital for purposes of Approved Enterprise status, an appropriate amount of the loan shall be converted to equity capital.

      13.4 BRB are hereby granted an option, exercisable in whole or in part at any time within one year of the date of this Agreement, to invest an additional amount in New Israeli Shekels that is equivalent to up to US$500,000 pro rata to their respective holdings in INTERAD, based on the representative rate of exchange of the United States dollar as published by the Bank of Israel at the time of each funding. The number of Preferred Shares to be issued to BRB upon the exercise of such option shall be based upon a pre-money valuation of INTERAD equal to US$2 million. In the event that BRB exercises such option, each of Lior and Iftah shall have an option, exercisable for a period of 45 days following the exercise of the BRB option, to purchase Preferred Shares by allotment, in such number as shall maintain his percentage holding in INTERAD and at the same per share price paid by BRB.

14.   Raising Equity Capital from the Public

      The parties agree that in the event INTERAD determines in the future to raise equity capital from the public by means of a public offering or by means of a private placement, all of the provisions in this Agreement or in INTERAD's Articles of Association shall be canceled to the extent that they conflict with such intention. Similarly, any provision that restricts the ability to perform any legal act with respect to a share shall be canceled.

15.   United States Operations

      The parties expect that it will be necessary to establish a United States headquarters operation to exploit the products to be developed by INTERAD. The parties shall issue options to the key employees



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      of the United States operations, in such amounts and on such terms as the
      Board of Directors of INTERAD may determine.

16.   Reimbursement of Expenses and Wages

      16.1 Each of Lior and Iftah will be employed by INTERAD on a full-time basis in accordance with the respective employment agreements that are appended hereto as Exhibit B. Lior's employment will commence on November 26, 1995 and Iftah's employment will commence on January 1, 1996. Lior and Iftah will receive a gross salary of NIS 17,000 until the repayment of the loan in accordance with Section 13 above or until such other time as shall be agreed between the parties. In addition, so long as Lior, Iftah and the other employees hired pursuant to Section 7.1 work in Jerusalem, INTERAD will make one car available for their use.

      16.2 BRB shall provide INTERAD with professional services. In consideration of the services to be provided by BRB to INTERAD, INTERAD shall pay BRB a monthly amount of NIS 17,000 and INTERAD shall bear the expenses incurred by BRB in providing the services. Until INTERAD raises capital through a public offering or private placement of securities to a party other than BRB, the payments to BRB pursuant to this section will accrue and shall be deemed part of BRB's shareholders loan under Section 13.1 above, to be repaid to BRB as specified in Section 13.2 above; thereafter, such amounts shall be paid on a current basis.

            If, pursuant to a resolution of the Board of Directors of INTERAD, any of the officers of BRB take an operative role in the day-to-day business of INTERAD, his remuneration will be determined by a special resolution of the shareholders of INTERAD.

      16.3 BRB shall use its best efforts to cause BRM to provide administrative and financial services, and to the extent feasible research and development services, to INTERAD. INTERAD shall reimburse BRM for such services on the basis of cost plus 15%.



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17.  Non-competition; Confidentiality

     The parties covenant not to engage in the Field otherwise than through INTERAD, directly or indirectly, themselves or through others, whether self-employed or as employees, including through a partnership or by holding, themselves or through others, shares or rights to control any legal entity. Moreover, the parties covenant not to disclose and shall not in any way transfer to any person or entity any information in their possession on or concerning the affairs of INTERAD - so long as they are shareholders or employees of INTERAD and for a period of two years thereafter.

18.  Accountant

     Kost Levary & Forar, certified public accountants, shall be appointed as the accountants of INTERAD.

19.  Assignment

     BRB shall have the right at any time to assign this Agreement to a company that is wholly controlled by BRB, to BRM or to any wholly-controlled subsidiary of BRM, but in any such case BRB shall remain liable for the obligations of the assignee under this Agreement.

20.  Notices

     A notice that is sent to the addresses of the parties specified in the preamble to this Agreement shall be deemed to have reached the addressee and to have been brought to his attention within 5 days from the date of its mailing by registered mail or at the time of deliver if hand delivered.

IN WITNESS WHEREOF the parties have signed this Agreement at the place and time noted above.

NIRBARKAT HOLDINGS LTD.                 LIOR HASS

[SIG]                                   [SIG]
ELIBARKAT HOLDINGS LTD.                 IFTAH SNEH

[SIG]                                   [SIG]
YUVAL 63 HOLDINGS (1995) LTD.
[SIG]


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